Exhibit 99.1

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 www.pharmasset.com Nasdaq: VRUS

Pharmasset Announces $45.5 Million Registered Direct Offering of Common Stock

PRINCETON, NJ – (January 30, 2009) – Pharmasset, Inc. (Nasdaq: VRUS) announced today that it has entered into definitive agreements dated January 29, 2009 with a select group of institutional investors to sell 4,678,000 shares of its common stock in a “registered direct” offering. The investors have agreed to purchase the shares at a purchase price of $9.73 per share resulting in gross proceeds of approximately $45.5 million to Pharmasset, before deducting the placement agent fee and estimated offering expenses. Leerink Swann LLC served as sole placement agent for the offering. Trout Capital provided advisory services for the offering.

The shares described above are being offered by Pharmasset pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on June 26, 2008. The transaction is expected to close on or about February 4, 2009, subject to customary closing conditions. Pharmasset intends to use the net proceeds from the sale of the shares for general corporate purposes, which include, but are not limited to, the funding of clinical trials and the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property and the acquisition of assets or businesses that are complementary to its existing business.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov or by calling Leerink Swann, toll free, at 1-800-808-7525 Ext 4556.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV).

Contact

Richard E. T. Smith, Ph.D.

VP, Investor Relations and Corporate Communications

richard.smith@pharmasset.com

Office: +1 (609) 613-4181

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation, the risk that this offering will not close, the risk that adverse events could cause the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission. Pharmasset undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.